As filed with the Securities and Exchange Commission on January 30, 2006
Registration No: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CEPHEID
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	77-0441625 (I.R.S. Employer Identification No.)

904 Caribbean Drive Sunnyvale, CA (Address of Principal Executive Offices)	94089-1302 (Zip Code)
1997 STOCK OPTION PLAN (as amended)
2000 EMPLOYEE STOCK PURCHASE PLAN (as amended)
(Full Title of the Plans)
John L. Bishop
Chief Executive Officer
Cepheid
904 Caribbean Drive
Sunnyvale, CA 94086-1302
(Name and Address of Agent For Service)
(408) 541-4191
(Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Douglas N. Cogen
FENWICK & WEST LLP
275 Battery Street
San Francisco, CA 94111
Telephone: (415) 875-2300
Facsimile: (415)281-1350
CALCULATION OF REGISTRATION FEE

	Amount		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be		Offering Price	Aggregate Offering	Registration
to be Registered	Registered(1)		per Share(2)	Price	Fee
Common Stock	1,200,000	(3)	$9.33	$11,196,000	$1197.97

(1)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of computing the amount of registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933, as amended, based on the average of the high and low prices of Cepheid’s Common Stock reported on the Nasdaq National Market on January 23, 2006.

(3)	Represents 1,000,000 shares automatically reserved for issuance upon the exercise of stock options that may be granted under Cepheid’s 1997 Stock Option Plan, as amended, and 200,000 shares automatically reserved for issuance upon the exercise of purchase rights that may be granted under Cepheid’s 2000 Employee Stock Purchase Plan, as amended.

PART I
PART II
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE
     This registration statement on Form S-8 (the “Registration Statement”) is being filed pursuant to General Instruction E to Form S-8. This Registration Statement registers an aggregate of 1,200,000 additional shares of common stock automatically reserved for issuance upon exercise of stock options granted under Cepheid’s 1997 Stock Option Plan, as amended, and reserved for issuance under Cepheid’s 2000 Employee Stock Purchase Plan, as amended, pursuant to the terms of each such plan.
STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement hereby incorporates by reference the contents of each of Cepheid’s earlier registration statements on Form S-8 (registration numbers 333-122379, 333-117744, 333-106181, 333-91472, 333-65844, and 333-41682) filed with the Securities and Exchange Commission on January 28, 2005, July 29, 2004, June 17, 2003, July 28, 2002, July 25, 2001 and July 18, 2000, respectively.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Not required pursuant to General Instruction E to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Item No.	Description of Exhibits
5.1	Opinion of Fenwick & West LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Fenwick & West LLP (filed as part of Exhibit 5.1)

24.1	Power of Attorney (see signature page)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 30th day of January, 2006.

CEPHEID
By:	/s/ John L. Bishop
John L. Bishop
Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints John L. Bishop and John R. Sluis his true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas L. Gutshall Thomas L. Gutshall	Chairman of the Board	January 30, 2006
/s/ John L. Bishop John L. Bishop	Chief Executive Officer and Director (Principal Executive Officer)	January 30, 2006
/s/ John R. Sluis John R. Sluis	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	January 30, 2006
/s/ Robert J. Easton Robert J. Easton	Director	January 30, 2006
/s/ Cristina H. Kepner Cristina H. Kepner	Director	January 30, 2006
/s/ Dean O. Morton Dean O. Morton	Director	January 30, 2006
/s/ Mitchell D. Mroz Mitchell D. Mroz	Director	January 30, 2006
/s/ David H. Persing David H. Persing, M.D., Ph.D.	Director	January 30, 2006
/s/ Hollings C. Renton Hollings C. Renton	Director	January 30, 2006

INDEX TO EXHIBITS

Item No.	Description of Exhibits
5.1	Opinion of Fenwick & West LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Fenwick & West LLP (filed as part of Exhibit 5.1)

24.1	Power of Attorney (see signature page)